EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369, 333-145424 and 333-227801 of Ark Restaurants Corp. on Form S-8 of our report dated December 21, 2023 with respect to the consolidated financial statements of Ark Restaurants Corp. and Subsidiaries as of September 30, 2023 and October 1, 2022 and for each of the years in the two-year period ended September 30, 2023 appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 30, 2023.

/s/ CohnReznick LLP Melville, New York December 21, 2023